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                                                                  EXHIBIT 10.15




                                This instrument was made, executed and delivered outside the State of Florida, and no Florida Documentary Stamp tax is due hereon in accordance with F.A.C. 12B-4.053 (35).

                          NEWBEVCO, INC.

                           TERM NOTE

$16,600,000.00
                                                               February 18, 1997

FOR VALUE RECEIVED, the undersigned, NewBevco, Inc., a Delaware corporation ("Borrower"), promises to pay to the order of Barnett Bank, N.A. successor by merger to Barnett Bank of Broward County, N.A., a national banking association ("Bank"), at the offices of Bank in Fort Lauderdale, Florida, or at such other place as the holder of this note may from time to time designate, the principal sum of SIXTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($16,600,000.00) or the aggregate unpaid principal amount of all advances made by Bank to the undersigned under this Note, if different, in lawful money of the United States of America, and to pay interest on the principal amount remaining from time to time outstanding from the date hereof until due at the rates selected by Borrower for each advance hereunder as described in the Credit Agreement dated February 29, 1996 executed by Borrower and Bank as may be amended from time to time ("Credit Agreement"). After the due date of this Note, whether by acceleration or otherwise, interest shall accrue on the principal amount remaining unpaid at a rate equivalent to five percent (5%) per annum above the Prime Rate until paid (the "Default Rate").

Notwithstanding the foregoing, however, in no event shall the interest rate applicable to principal outstanding under this note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Bank does not intend to charge any amount of interest or other fees or charges in the nature of interest that exceeds the maximum rate allowed by applicable law. If any payment of interest or in the nature of interest hereunder would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal unless the undersigned notifies the Bank in writing that the undersigned wishes to have such excess sum returned, together with interest at the rate specified in Section 687.04 (2), Florida Statutes, or any successor statute.

The term "LIBOR Rate" shall have the meaning set forth in the Credit Agreement.

The term "Prime Rate" shall mean the annual rate of interest announced from time to time by Barnett Banks, Inc. as its "prime rate". The Prime Rate is a reference rate for the information and use of Bank in establishing actual rates to be charged its borrowers. The interest rates applicable to this Note shall be adjusted daily to reflect changes in the Prime




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Rate, effective as of the date each such change occurs. Interest shall be computed on the basis of a year of 360 days but charged for the actual number of days elapsed.

Payments of this Note (other than prepayments) shall first be credited to interest and lawful charges then accrued and the remainder to principal, and prepayments in the ordinary course shall first be credited to principal, unless otherwise determined by Bank in its sole discretion.

Interest shall be payable monthly in arrears beginning on February 1, 1997, and continuing on the like day of each month thereafter, as long as any principal amount remains outstanding hereunder, and at maturity.

Principal payments, based on a five year amortization schedule, in the amount of $830,000.00 shall be due and payable on February 1, 1998 and continuing quarterly thereafter until the Termination Date, as defined in the Credit Agreement, at which time the outstanding balance of the Loan plus any and all accrued and unpaid interest shall be due and payable.

If any payment of interest is more than ten (10) days late, the undersigned agrees to pay Bank a late charge equal to five percent (5%) of the payment (the "Late Fee"). The provisions of this Note establishing a Late Fee shall not be deemed to extend the time for any payment or to constitute as "grace period" giving the undersigned a right to cure such default.

This Note is issued pursuant to, and is subject to, the provisions of the Credit Agreement between the undersigned and Bank. Reference is made to the Credit Agreement for a description of the relative rights and obligations of the undersigned and Bank, including rights and obligations of prepayment, events of default, and rights of acceleration of maturity in the Event of Default. In the case of a conflict between the terms of this Note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

The undersigned shall be entitled to prepay this Note in whole or in part, at any time, without premium or penalty, subject to the provisions of the Credit Agreement.

The undersigned agrees to pay or reimburse Bank for all of its costs and expenses incurred in connection with administration, supervision, collection, or enforcement, or preservation of any rights under, this Note, including, without limitation, the reasonable fees and disbursements of counsel for Bank, including reasonable attorneys' fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise.

All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest, and notice of dishonor. The undersigned expressly consents to any extensions and renewals of this Note, in whole or in part, and all delays in time of payment or other performance under this Note which Bank may grant at any time and from time to time, without limitation and without any notice or further consent of the





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undersigned. All notices, demands, and other communications required or permitted in connection with this Note shall be given in the manner specified in the Credit Agreement.

The remedies of Bank, as provided herein, or in any other agreement between the undersigned and Bank are cumulative and concurrent (except as may be provided in the Credit Agreement) and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.

                                     NEWBEVCO, INC.,
                                     a Delaware corporation

                                     By:
                                        ------------------------
                                      Name:
                                           ---------------------
                                      Title:
                                            --------------------
                                                          (SEAL)

STATE OF  _________________________________)

COUNTY OF _______________________________)

The foregoing instrument, was acknowledged before me this _____ day of _____________, 1997 by ___________________________ of NewBevco, Inc., a Delaware
corporation, on behalf of the corporation who (   ) is personally known to me,
or who (   ) has produced ____________________________ as identification and who
( ) did (   ) did not take an oath.

                                    -------------------------------------------
                                    Signature of Person Taking Acknowledgment

                                  ----------------------------------------------
                                  Name of Acknowledger Typed, Printed or Stamped
                                              (Title or Rank)
                                           (Serial Number, if any)





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